Exhibit 10.47

Subscription agreement

for shares in Vast Solar Pty. Ltd. (ACN 136 258 574) by CT Investments Group Pty Limited (ACN 634 004 907)

Date: 18 September 2023

Parties

1	Vast Solar Pty. Ltd. (ACN 136 258 574) of [***] (Issuer)

2	The party set out in item 1 of Schedule 2 (Investor)

The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary; and

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this agreement.

2	Subscription

2.1	Primary Subscription

Subject to the terms and conditions of this agreement, on Completion the Issuer is hereby obligated to and must allot and issue, and the Investor is hereby obligated to and must subscribe (either directly or through its nominee) for, the Primary Subscription Shares for the Primary Subscription Amount.

2.2	Secondary Subscription

(a)	Subject to the terms and conditions of this agreement, the Issuer is hereby obligated to and must allot and issue, and the Investor is hereby obligated to and must subscribe (either directly or through its nominee) for, the Secondary Subscription Shares for the Secondary Subscription Amount.

(b)	The Issuer will inform the Investor of the Secondary Subscription Amount 20 Business Days prior to the scheduled completion of the Transaction.

2.3	Time and place for Completion

(a)	Completion is conditional on the Issuer completing the Transaction.

(b)	Subject to the condition in clause 2.3(a) being satisfied, Completion will take place concurrently with the Transaction.

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2.4	Rights and ranking

All Subscription Shares issued to the Investor will:

(a)	be issued as fully paid;

(b)	be free of Encumbrances; and

(c)	rank equally in all respects with the other Shares on issue in the capital of the Issuer as at the Completion Date.

2.5	Investor’s obligations at Completion

(a)	Immediately before Completion, the Investor must pay to the Issuer the Subscription Amount in immediately available funds into the Issuer’s bank account with the details specified in item 5 of Schedule 2.

(b)	To the extent the Investor has transferred the Subscription Amount to the Issuer prior to the condition in clause 2.3(a) being satisfied, the Issuer holds such amount on trust for the Investor until the Completion Date, at which time it will be released to the Issuer.

(c)	If the condition is not satisfied by 18 December 2023, the Issuer must immediately return to the Investor any amounts held by it on trust for the Investor to the bank account specified by the Investor.

2.6	Issuer’s obligations at Completion

At Completion, subject to the Investor satisfying its obligation in clause 2.5, the Issuer must:

(a)	allot and issue the Subscription Shares to the Investor (or its nominee) in consideration of the Subscription Amount; and

(b)	register the Subscription Shares in the Issuer’s register of members, free from any Encumbrance and deliver to the Investor evidence of the Investor's (or its nominee’s) entitlement to the Subscription Shares.

2.7	Share application

(a)	Clauses 2.1 to 2.6 (inclusive) operate as an application by the Investor for the issue and allotment by the Issuer to the Investor of the Subscription Shares on the Completion Date without the necessity for any separate instrument of application by the Investor.

(b)	The Investor acknowledges and agrees to be bound by the constitution of the Issuer as amended from time to time.

2.8	No on-sale purpose

The parties agree that within the 12 month period immediately following the Completion Date, the purpose of:

(a)	the Issuer is not issuing the Subscription Shares with the purpose of the Investor selling or transferring the Subscription Shares, or granting, issuing or transferring interests in, or options over, them; and

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(b)	the Investor is not acquiring the Subscription Shares with the purpose of selling or transferring the Subscription Shares, or granting, issuing or transferring interests in, or options over, them.

2.9	Interdependence of obligations at Completion

The obligations of the parties under clauses 2.5 and 2.6 are interdependent and must be performed, as nearly as possible, simultaneously. If any obligation specified in clause 2.6 is not performed following performance of the obligations under in 2.5 then, without limiting any other rights of the parties, Completion is taken not to have occurred and any payment made under clause 2.5 must be returned to the Investor.

2.10	Regulation S

Investor agrees, in accordance with the 40-day distribution compliance period contemplated by Rule 903(b)(2)(ii) of Regulation S under the U.S. Securities Act 1933, that it will not offer or sell the Subscription Shares to a U.S. Person (as defined below) or for the account or benefit of a U.S. Person.

3	Warranties

3.1	Giving of Warranties

(a)	The Issuer represents and warrants to the Investor, and the Investor represents and warrants to the Issuer, that each of the Issuer Warranties and the Investor Warranties (as applicable) are true and accurate as at the date of this agreement and as at Completion.

(b)	The Issuer acknowledges that the Investor has entered into this agreement in reliance on the Issuer Warranties. The Investor acknowledges that the Issuer has entered into this agreement in reliance on the Investor Warranties.

(c)	Each Warranty must be construed independently and is not limited by reference to another Warranty.

(d)	Except as expressly set out otherwise, neither the Issuer nor its representatives have made any representation or given any advice, warranty, undertaking, promise or forecast in relation to the Issuer, the business of the Issuer, the Subscription Shares or this agreement, including in relation to any economic, fiscal or other interpretations or evaluations by any person or future matters, including future or forecast costs, prices, revenues or profits.

3.2	Issuer Warranties

The Issuer represents and warrants that:

(a)	(registration) it is registered and validly existing under its laws of incorporation;

(b)	(corporate power) it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)	(authority) it has full power and authority to enter into and perform its obligations under this agreement;

(d)	(authorisations) it has taken all necessary action to authorise the execution and performance of this agreement;

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(e)	(public company) the Issuer has taken all steps necessary under the Corporations Act to convert to a public company limited by shares and will be a public company on Completion;

(f)	(binding obligations) this agreement constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms;

(g)	(Subscription Shares) the issue of the Subscription Shares, and the performance by it of its obligations under this agreement, has been duly authorised by it and its members (including as required under its constituent documents);

(h)	(agreement permitted) the execution and performance by it of this agreement, and the issue by it of the Subscription Shares, complies with its constituent documents or any arrangements between the Issuer and its members and does not and will not violate, breach, or result in a violation or breach of:

(i)	any law, regulation or authorisation;

(ii)	its constituent documents (including any arrangements between the Issuer and its members);

(iii)	any agreement to which the Issuer is party; or

(iv)	any Encumbrance which is binding on it or any of its assets; and

(i)	(ownership) the Investor will acquire at Completion:

(i)	the full legal and beneficial ownership of the Subscription Shares free and clear of all Encumbrances, subject to registration of the Investor in the register of shareholders; and

(ii)	the Subscription Shares that are fully paid and have no money owing in respect of them.

3.3	Acknowledgement regarding the Issuer

The Investor acknowledges and agrees that:

(a)	the Issuer makes no representation, warranty or undertaking, express or implied, as to the suitability of the Investor to make an investment in the Issuer;

(b)	it has independently assessed and carried out its own investigations and analysis of the Issuer and its proposed investment in the Issuer, and the Investor does not rely on any statement, warranty or representation made by the Issuer, its directors, employees or advisers, in making a decision whether or not to invest in the Issuer; and

(c)	this agreement does not purport to contain all of the material information that a prospective investor may require and the agreement has not been prepared as a disclosure document under the Corporations Act.

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3.4	Investor Warranties

The Investor represents and warrants that:

(a)	(investor status)

(i)	it is an investor to whom the Subscription Shares and Shares may be issued without disclosure under Chapter 6D of the Corporations Act by reason of it being a person to whom one or more of sections 708(8) (sophisticated investor), 708(10) (offer made through a financial services licensee), 708(11) (professional investor) or 708(12) (offer to people associated with the body) of the Corporations Act applies. If requested by the Issuer, the Investor shall provide to the Issuer such information and documents as may be required by the Issuer to so verify; and

(ii)	it is not a ‘U.S. Investor’, being for the purposes of the issue of the Subscription Shares a person who is a U.S. Person (as that term is defined in Regulation S under the U.S. Securities Act 1933) or who is acting for the account or benefit of a U.S. Person;

(b)	(registration) the Investor is a corporation, it is registered and validly existing under its laws of incorporation;

(c)	(authority) it has full power and authority to enter into and perform this agreement and all necessary steps, authorisations and statutory requirements have been taken to enable it to do so;

(d)	(authorisations) it has taken all necessary action to authorise the execution and performance of this agreement;

(e)	(binding obligations) this agreement constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms;

(f)	(agreement permitted) the execution and performance by it of this agreement, complies with its constituent documents (if applicable) or any arrangements between the Investor and its members and does not and will not violate, breach, or result in a violation or breach of:

(i)	any law, regulation or authorisation;

(ii)	its constituent documents (including any arrangements between the Issuer and its members) (if applicable);

(iii)	any agreement to which the Investor is party; or

(iv)	any Encumbrance which is binding on it or any of its assets;

(g)	(financial ability) the investor has financial ability to bear the economic risk of an investment in the Subscription Shares;

(h)	(litigation) there is no litigation, arbitration, mediation or administrative proceedings taking place, pending or threatened, to which it is a party or to which it is reasonably likely to be a party;

(i)	(risks) the Investor has considered the risks associated with an investment in the Subscription Shares, made and solely relied on, its own searches, investigations and enquiries, and independently determined to enter into this agreement;

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(j)	(information)

(i)	the Investor has had access to and received all documents and information necessary or appropriate in connection with, and in adequate time prior to, the Investor’s application for Subscription Shares so as to enable the Investor to make an informed investment decision; and

(ii)	no statement or representation has induced or influenced the Investor to subscribe for the Subscription Shares, been relied on as being accurate, been warranted as being true, or been taken into account as important when deciding to subscribe for the Subscription Shares (other than where expressly set out otherwise); and

(k)	(disclosure) it has disclosed any and all information concerning it which could reasonably be regarded as affecting the decision of the Issuer to enter into this agreement.

4	Confidentiality

(a)	Subject to cause 4(b), each party (recipient) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers in connection with this agreement), other than to the extent that:

(i)	the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain) other than by breach of any obligation of confidentiality binding on the recipient;

(ii)	the recipient is required to disclose the information by applicable law, any requirement of a regulatory authority, the rules of any recognised stock exchange on which its shares or the shares of any of its related bodies corporate are listed;

(iii)	the disclosure is made by the recipient to any of its related bodies corporate or its financiers or lawyers, accountants, investment bankers, consultants or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(iv)	the disclosure is required for use in threatened, pending or actual legal proceedings regarding this agreement and the matters contained within it; or

(v)	the party to whom the information relates has consented in writing before the disclosure.

Each recipient must ensure that its directors, officers, employees, agents, representatives, financiers, advisers and related bodies corporate comply in all respects with the recipient’s obligations under this clause 4. This clause 4 survives termination of this agreement.

(b)	Clause 4(a) shall not restrict the Issuer or its representatives, financiers, advisers and related bodies corporate from disclosing, prior to the Completion Date, this agreement or any of its terms to any investor in the Issuer or any of its subsidiaries.

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5	Notices

5.1	Notices

Any notice required to be given under this agreement by any party to another must be:

(a)	in writing addressed to the address of the intended recipient shown in this agreement below or to such other address as has been most recently notified by the intended recipient to the party giving the notice:

(i)	in the case of the Issuer:

Address:	[***]

Email:	[***] (with a copy to [***])

Attention:	Alec Waugh / Craig Wood

(ii)	in the case of the Investor, the details specified in item 1 of Schedule 2;

(b)	signed by a person duly authorised by the sender;

(c)	deemed to have been given and served:

(i)	where delivered by hand, at the time of delivery;

(ii)	where sent by email, at the time shown in the delivery confirmation report generated by the sender’s email system; and

(iii)	where sent by post:

(A)	if posted within Australia to an Australian address, five Business Days after posting; or

(B)	in any other case, 10 Business Days after posting,

but if such delivery or receipt is on a day on which commercial premises are not generally open for business in the place of receipt or is later than 4.00 pm (local time) on any day, the notice will be deemed to have been given and served on the next day on which commercial premises are generally open for business in the place of receipt.

6	General

6.1	Costs and expenses

Each party must pay its own costs and expenses of negotiating, preparing, signing, delivering and registering this agreement and any other agreement or document entered into or signed under this agreement.

6.2	Counterparts

This agreement may consist of a number of copies, each signed (electronically or in handwriting) by one or more parties to the agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the agreement.

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6.3	Governing law and jurisdiction

The laws of New South Wales govern this agreement. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

6.4	Invalidity and severance

(a)	If a provision of this agreement or a right or remedy of a party under this agreement is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	Any term of this agreement which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this agreement is not affected.

(c)	This clause is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

6.5	Assignment, novation and other dealings

(a)	A party must not assign or novate this agreement or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of the other party.

(b)	No variation of this agreement is effective unless made in writing and signed by each party.

6.6	Waiver

No waiver of a right or remedy under this agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

6.7	Further assurances

Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

6.8	Survival and merger

(a)	No term of this agreement merges on completion of any transaction contemplated by this agreement.

(b)	Clauses 4 and 6 survive termination or expiry of this agreement together with any other term which by its nature is intended to do so.

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6.9	Entire agreement

(a)	This agreement is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b)	Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this agreement except as expressly provided in this agreement.

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Schedule 1	Dictionary

1	Dictionary

In this agreement:

Additional Investments means the aggregate of the dollar value of any cash that the Issuer or any of its subsidiaries have commitments to receive because of the issue of Shares or debt instruments in connection with the Transaction which will be received by them on the Completion Date, not including the Sponsor Subscription and the Primary Subscription Amount.

Business Combination Agreement means the Business Combination Agreement dated 14 February 2023 between, among others, the Issuer and NETC.

Business Day means a day on which banks are open for general banking business in Sydney, New South Wales, Australia.

Completion means the completion of the issue and allotment of the Subscription Shares in accordance with this agreement and Complete has a corresponding meaning.

Completion Date means the date notified in writing by the Issuer to the Investor.

Corporations Act means Corporations Act 2001 (Cth).

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any security interest within the meaning of that term in section 12 of the Personal Property Securities Act 2009 (Cth).

Investor Warranties means the representations and warranties set out in clause 3.4.

Issuer Warranties means the representations and warranties set out in clause 3.2.

Listing means the listing of the Issuer on a major United States securities exchange in connection with the Merger.

Merger means the Issuer’s proposed business combination with NETC as contemplated under the Business Combination Agreement.

NETC means Nabors Energy Transition Corp.

Primary Subscription Amount means the amount specified in item 2 of Schedule 2.

Primary Subscription Shares means the number of Shares specified in item 3 of Schedule 2.

Share means an ordinary share in the capital of the Issuer.

Secondary Subscription Shares means the number of Shares specified in item 4 of Schedule 3

Secondary Subscription Amount means the amount specified in item 1 of Schedule 3.

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Sponsor Subscription means the amounts committed to the Issuer under the Equity Subscription Agreements (as that term is defined in the Business Combination Agreement).

Subscription Amount means:

(a)	the Primary Subscription Amount; plus

(b)	Secondary Subscription Amount (if any).

Subscription Price means US$10.20 per ordinary share.

Subscription Shares means the Primary Subscription Shares and the Secondary Subscription Shares (if any have been issued).

Transaction means the Merger and the Listing (together).

Warranties means the Issuer Warranties and the Investor Warranties.

2	Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this agreement.

(b)	the singular includes the plural and vice versa.

(c)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(d)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as nor are intended to be interpreted as words of limitation.

(e)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a party includes its successors and permitted assigns;

(iii)	a document includes all amendments or supplements to that document;

(iv)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(v)	this agreement includes all schedules and attachments to it; and

(vi)	a monetary amount is in Australian dollars.

(f)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day.

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(g)	in determining the time of day where relevant to this agreement, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located.

(h)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any clause of it.

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Schedule 2	Primary Subscription

Item no.	Term	Details
1.	Investor	Name: CT Investments Group Pty Limited ACN: 634 004 907 Address: [***] Email: [***] (with copies to [***] and [***])
2.	Primary Subscription Amount:	US$5,000,000
3.	Primary Subscription Shares:	490,197
4.	Issuer’s bank account details:	The Issuer will provide details of the nominated bank account by no later than 10 Business Days before Completion.

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Schedule 3	Secondary Subscription

Item no.	Term	Details
1.	Secondary Subscription Amount	US$5,000,000 less US$1 for each US$3 of Additional Investments (until such amount is zero).
2.	Secondary Subscription Shares	The number of Shares that is equal to the Secondary Subscription Amount divided by the Subscription Price, being up to a maximum of 490,197 (rounding up to the nearest whole number).
3.	Subscription Fee

The Issuer must pay the Investor an amount equal to:

 (a) the greater of:

(i) 1% of US$5,000,000 each month from the date of this agreement until the Completion Date; and

(ii) US$100,000; plus

(b) 5% of the sum of the Secondary Subscription Amount,

in cash within 20 Business Days of the Completion Date.

4.	Investor’s bank account details	The Investor will provide details of the nominated bank account by no later than 10 Business Days before Completion.

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Execution page

Executed as an agreement

Signed by Vast Solar Pty. Ltd. ACN 136 258 574 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Craig Wood	/s/ Alec Waugh
Signature of director	Signature of director/secretary

Craig Wood	Alec Waugh
Name of director (print)	Name of director/secretary (print)

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Executed as an agreement (cont.)

Signed by CT Investments Group Pty Limited ACN 634 004 907 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Stephen James Byron	/s/ Stephen Leslie Carson
Signature of director	Signature of director/secretary

Stephen James Byron	Stephen Leslie Carson
Name of director (print)	Name of director/secretary (print)

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